Exhibit 23.2
                                                             ------------



                     [Consent of Arthur Andersen LLP]

                 Consent of Independent Public Accountants

             As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated January 25, 2000, included in the annual report on Form 10-K for Columbia Energy Group for the year ended December 31, 1999, and to all references to our Firm included in this registration statement.



                                       /s/Arthur Andersen LLP

   New York, New York
   April 3, 2000